UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

FirstMerit Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-11267	34-1339938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 996-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 7, 2016, FirstMerit Corporation (“FirstMerit”), each of its directors and Huntington Bancshares Incorporated (“Huntington”) reached an agreement in principle regarding the settlement of a putative consolidated class action captioned In re FirstMerit Corp. S’holder Litig., Lead Case No. 5:16-cv-00461 (the “Actions”), pending before the United States District Court for the Northern District of Ohio (the “Court”).

The Actions relate to the Agreement and Plan of Merger, dated as of January 25, 2016, by and among Huntington, FirstMerit and West Subsidiary Corporation. Under the terms of the agreement in principle, FirstMerit and Huntington agreed to make available additional information to the shareholders of FirstMerit and Huntington. The additional information is contained in the supplement (the “Supplement”) to the Joint Proxy Statement/Prospectus of Huntington and FirstMerit, dated April 29, 2016 (the “Joint Proxy Statement”) attached as Exhibit 99.1 hereto. The Supplement should be read in conjunction with the Joint Proxy Statement and the documents incorporated by reference therein.

FirstMerit, Huntington and the other defendants deny all of the allegations made by plaintiffs in the Actions and believe the disclosures in the Joint Proxy Statement are adequate under the law. Nevertheless, FirstMerit, Huntington and the other defendants have agreed to settle the Actions in order to avoid the costs, disruption, and distraction of further litigation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Supplement, dated June 7, 2016 to the Joint Proxy Statement/Prospectus of Huntington Bancshares Incorporated and FirstMerit Corporation, dated April 29, 2016.

Important Additional Information

In connection with the proposed transaction, Huntington has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Huntington and FirstMerit and a prospectus of Huntington, as well as other relevant documents concerning the proposed transaction. The definitive Joint Proxy Statement/Prospectus has been declared effective by the SEC and mailed to stockholders of Huntington and FirstMerit. The proposed transaction involving Huntington and FirstMerit will be submitted to FirstMerit’s stockholders and Huntington’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and stockholders of Huntington and FirstMerit are urged to carefully read the entire Registration Statement and Joint Proxy Statement/Prospectus, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Huntington and FirstMerit, can be obtained, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington Investor Relations, Huntington Bancshares Incorporated, Huntington Center, HC0935, 41 South High Street, Columbus, Ohio 43287, (800) 576-5007 or to FirstMerit Corporation, Attention: Thomas P. O’Malley, III Cascade Plaza, Akron, Ohio 44308, (330) 384-7109.

Participants in the Solicitation

Huntington, FirstMerit, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Huntington’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 10, 2016, and certain of its Current Reports on Form 8-K. Information regarding FirstMerit’s directors and executive officers is available in its most recent Annual Report on Form 10-K/A, which was filed with the SEC on April 25, 2016, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation (Registrant)

June 7, 2016 (Date)	/s/ CARLTON E. LANGER Carlton E. Langer Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplement, dated June 7, 2016 to the Joint Proxy Statement/Prospectus of Huntington Bancshares Incorporated and FirstMerit Corporation, dated April 29, 2016.